Exhibit 99.2

Double Eagle Petroleum Co 2008 Shareholders Meeting May 29, 2008

Jan Feb Mar April May Orig 14 Wells 14 14 14 14 14 New Pod A Wells 6 7 7 8 9 New Pod B Wells 0 3 8 6 17 CATALINA UNIT PRODUCING WELL COUNT Jan Feb Mar April May June July August Sept Oct Nov Dec Orig 14 Wells 14 14 14 14 14 14 14 14 14 14 14 14 Pod A Wells 6 7 8 8 10 10 10 10 10 10 10 10 Pod B Wells 0 3 7 10 10 18 23 23 23 23 23 23 Pod C Wells 0 0 0 0 0 0 0 0 0 6 12 24 14 17 14 10 23 24 71 Legend Original Cow Creek Wells Pod A 2007 Drilled Well Pod B 2007 Drilled Well Pod C 2008 Drilling Plan 9 40

CATALINA UNIT PRODUCTION Per Well Production Ranges

Jan Feb Mar April May June July August Sept October Nov Dec 2007 Orig 14 Well Production 154955 132236 168840 134721 152559 166809 170919 168239 149403 150797.01 146504 160015 Jan Feb Mar April May 154955 132236 168835 360535 510000 CATALINA UNIT PRODUCTION Gross Monthly Volumes - Mcf 510,000 Mcf 122,000 Mcf

Catalina Sun Dog Doty Mountain Pinedale Other Total 2007 594644 20980 35064 217552 105113 765539 2008 943822 13138 32846 305818 546970 1842594 TOTAL COMPANY PRODUCTION Estimated Net Volumes - Year to Date To May 31, 2008 * See forward looking statements disclaimer 765 MMcfe 1.9 Bcfe

Catalina Sun Dog Doty Mountain Pinedale 2007 14 12 52 85 2008-estimated 71 173 105 102 TOTAL COMPANY WELLS Estimated Total Producing Wells By Major Area-2008 YE * See forward looking statements disclaimer 68% 4.545% 20.55% 6.4% -12.5% WI - 2008 YE

Atlantic Rim Drilling Plans Original Doty Mnt Wells Original Cow Creek Wells POD C Drilling Original Sun Dog Wells 2007 DBLE Drilling 2007 Anadarko Drilling (est) Future DBLE Drilling 2008 Anadarko Planned Wells

PRICING Current Avg CIG Price $8.74 (May 27, 2008) Company currently has hedged prices as follow: 7,000 Mcf/d under fixed price contract averaging $5.84 / Mcf representing 35 % of our current production 3,000 Mcf/d NYMEX futures contract at $9.53 for the period Nov '08 - March '09 2,000 Mcf/d NYMEX collar with a $6.50-$10.50 range for April-October '08 3,000 Mcf/d NYMEX collar with a $6.50-$13.50 range for Nov '08-March '09 3,000 Mcf/d CIG Collar with a $8.35- $12.55 range for Nov '08-March -09 Currently have total of 9,000 Mcf/d hedged representing 46% of our current NRI daily production and 40% of estimated production over life of contracts

STRATEGIC MANAGEMENT TEAM Kurtis Hooley Chief Financial Officer D. Steven Degenfelder VP-Land and Regulatory Affairs Robert Reiner VP-Operations Aubrey Harper VP-Eastern Washakie Midstream

Stock Performance From November 30, 2007 to May 27, 2008